Exhibit 99.1

NFP Announces Third Quarter 2012 Results

Growth in Corporate Client Group Continues

Due to Severe Weather Conditions, Pre-Recorded Earnings Call Details Provided

Financial Highlights(1)	Q3 2012	Q3 2011	% Change	YTD 2012	YTD 2011	% Change
(Dollars in millions, except per share amounts)
Revenue	$252.0	$251.5	0.2%	$761.6	$724.2	5.2%
Net income	0.1	9.3	-99.5%	10.5	25.7	-59.0%
Net income per diluted share	—	0.21	-100.0%	0.25	0.58	-56.9%
Cash earnings	26.1	23.0	13.5%	77.6	63.1	22.9%
Cash earnings per diluted share	$0.62	$0.53	17.0%	$1.85	$1.42	30.3%
Adjusted EBITDA	$32.4	$32.2	0.8%	$97.5	$86.3	13.0%
Adjusted EBITDA margin	12.9%	12.8%		12.8%	11.9%
Net cash provided by operating activities	$33.6	$45.8	-26.7%	$38.5	$79.8	-51.7%

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.

NEW YORK, NY – October 30, 2012 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the third quarter ended September 30, 2012.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman and chief executive officer, said, “For the quarter, revenue, Adjusted EBITDA and margins were stable as growth in our Corporate Client Group was offset by market challenges in our Advisor Services Group and our life insurance business. We are pleased with our progress executing on our strategy to complement NFP’s broad client offering with strategic acquisitions integrated under a single brand, particularly in our property and casualty business.”

Also commenting, Douglas W. Hammond, president and chief operating officer, said, “Solid organic revenue and Adjusted EBITDA growth in our Corporate Client Group was driven by continued strength in benefits and property and casualty. In our Advisor Services Group, we are pleased with the strong asset growth in the quarter, the benefits of which were offset by a continued decline in transactional business, as the uncertain environment impacted investor confidence. Challenges continued in the life insurance market and we have accelerated the reorganization of our life business.”

Third Quarter 2012 Results - Consolidated

NFP reported third quarter 2012 net income of $0.1 million, or $0.00 per diluted share, compared with net income of $9.3 million, or $0.21 per diluted share, in the prior year period. Net income in the third quarter 2012 was negatively impacted by impairments of $13.1 million, net of taxes, and a change in estimated acquisition earn-out payables of $0.7 million, net of taxes. The impairments are associated with ongoing market challenges in the retail life business and the planned disposition of a wholesale brokerage operation in connection with the ongoing reorganization of the life insurance business.

Third quarter 2012 cash earnings was $26.1 million, or $0.62 per diluted share, compared with $23.0 million, or $0.53 per diluted share, in the third quarter 2011. Cash earnings in the third quarter 2012 was positively impacted by the tax benefit associated with dispositions of certain life businesses in the quarter. Excluding this tax benefit, cash earnings was $0.61 per diluted share in the quarter. Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

NFP had 41.7 million weighted average fully diluted shares outstanding for the third quarter 2012 compared to 41.3 million shares for the second quarter 2012. The increase in the third quarter 2012 was due to an increase in the shares that may be issued upon conversion of NFP’s senior convertible notes from 0.6 million shares in the second quarter 2012 to 1.4 million shares as of the end of the third quarter 2012. NFP’s share delivery obligation may be offset by the obligation of the counterparties to the convertible note hedge agreements to deliver a similar number of shares. This increase was partially offset by a reduction in the weighted average share count from shares repurchased by NFP.

Adjusted EBITDA in the third quarter 2012 was $32.4 million, an increase of 0.8%, compared with $32.2 million in the third quarter 2011. Adjusted EBITDA margin of 12.9% in the third quarter 2012 was virtually unchanged compared with Adjusted EBITDA margin of 12.8% in the prior year period. Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $252.0 million in the third quarter 2012, virtually unchanged compared with $251.5 million in the third quarter 2011. Organic revenue declined 1.3% in the third quarter 2012, compared with the prior year period. Organic revenue growth in the Corporate Client Group was more than offset by declines in organic revenue in the Individual Client and Advisor Services Groups.

Total operating expenses were $250.1 million in the third quarter 2012, compared with $233.4 million in the prior year period. Total operating expenses in the third quarter 2012 included $18.4 million of impairments that are associated with ongoing market challenges in the retail life business and the planned disposition of a wholesale brokerage operation in connection with the ongoing reorganization of the life insurance business. The third quarter 2012 also included a $1.1 million pre-tax adjustment in estimated acquisition earn-out payables related to the accretion of the discount recorded for earn-out obligations associated with prior acquisitions and the addition of operating expenses of acquired companies. Total operating expenses in the third quarter 2011 included a $2.5 million impairment related to the planned disposition of a retail life business, which was completed in the fourth quarter 2011.

Cash flow from operations for the third quarter 2012 was $33.6 million compared with cash flow from operations of $45.8 million in the third quarter 2011. During the third quarter 2012, the Company made a cash payment in connection with a management contract buyout of $4.2 million. The remaining differences in cash flow from operations compared with the prior period are associated with increases from acquisitions that were more than offset by performance in the life insurance business that continues to face challenges in the market. The change in cash flow from operations was also impacted by unfavorable timing differences in working capital, including an increase in estimated tax payments of $6.1 million, partially offset by a $3.0 million reimbursement relating to a prior legal settlement. As of September 30, 2012, there was $15.0 million outstanding on the Company’s revolving credit facility.

Third Quarter 2012 Results – Segments

NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)

CCG is one of the leading corporate benefits advisors in the middle market, offering independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

CCG accounted for 45.7% of NFP’s revenue in the third quarter 2012 and 42.0% in the third quarter 2011. CCG revenue was $115.1 million in the third quarter 2012 compared with $105.8 million in the prior year period, an increase of $9.4 million or 8.9%. CCG organic revenue growth was 3.3%.

CCG Adjusted EBITDA was $22.2 million in the third quarter 2012 compared with $20.2 million in the prior year period. Adjusted EBITDA margin was 19.3% in the third quarter 2012 compared with 19.1% in the prior year period.

Individual Client Group (ICG)

ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals. ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

ICG accounted for 31.0% of NFP’s revenue in the third quarter 2012 and 33.7% in the third quarter 2011. ICG revenue was $78.2 million in the third quarter 2012 compared with $84.8 million in the prior year period, a decrease of $6.6 million. ICG organic revenue declined 5.5%.

ICG Adjusted EBITDA was $7.4 million in the third quarter 2012 compared with $9.3 million in the prior year period. Adjusted EBITDA margin was 9.5% in the third quarter 2012 compared with 10.9% in the prior year period.

Advisor Services Group (ASG)

ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

ASG accounted for 23.3% of NFP’s revenue in the third quarter 2012 and 24.3% for the third quarter 2011. ASG revenue was $58.7 million in the third quarter 2012 compared with $61.0 million in the prior year period, a decrease of $2.2 million. Revenue and organic revenue declined 3.7%.

ASG Adjusted EBITDA was $2.8 million in the third quarter 2012 compared with $2.7 million in the prior year period. Adjusted EBITDA margin was 4.7% in the third quarter 2012 and 4.5% in the prior year period.

As of September 30, 2012, assets under management at NFP’s corporate registered investment advisor were $10.5 billion, compared with $9.0 billion as of September 30, 2011.

Share Repurchase

On February 7, 2012, the Company announced its authorization to repurchase up to $50.0 million of NFP’s common stock. During the third quarter 2012, NFP repurchased 262,327 shares at a weighted average cost of $14.71 per share. As of September 30, 2012, the remaining outstanding share repurchase authorization was $40.1 million.

NFP has authorization to repurchase NFP’s common stock from time to time for cash in the open market in accordance with applicable federal securities laws and subject to market and other conditions.

Earnings Conference Call & Presentation

On October 31, 2012 at 8:00 a.m. (ET), members of senior management will discuss third quarter results during a pre-recorded conference call. The call can be accessed via telephone by dialing 800-304-6516 or 404-504-7197 and entering the passcode 04997. The conference call will also be available via webcast over the Internet at www.nfp.com/investor-relations. The pre-recorded conference call will be available for approximately 90 days.

The conference call and webcast will be accompanied by a presentation. The presentation will be available for electronic download on NFP’s Web site shortly before the conference call and webcast is scheduled to be available.

About NFP

National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term. NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments. The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance. The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services. The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services. Most recently NFP was ranked eighth on Business Insurance’s 100 Largest Brokers of U.S. Business; second on Business Insurance’s Largest Agents and Brokers Headquartered in the U.S. Northeast; as the ninth Top Global Insurance Broker by Best’s Review; operated the fourth largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Investment Advisor; had three advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures

The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings, cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures. The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings is defined as net income excluding amortization of intangibles; depreciation; the after-tax impact of the impairment of goodwill and intangible assets; the after-tax impact of non-cash interest; the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations; the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively. Adjusted EBITDA is defined as net income excluding income tax expense; interest income; interest expense; gain on early extinguishment of debt; other, net; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; the accelerated vesting of certain RSUs; any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts. Adjusted EBITDA should not be viewed as a substitute for net income. A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended September 30, 2012, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth

The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes revenue from new acquisitions, sub-acquisitions, and the revenue derived from businesses fully disposed of for the first twelve months after the respective transaction. With respect to situations where a significant portion of a business’ assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements

This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the ability of the Company to implement its business initiatives, including increasing recurring revenue and executing management contract buyouts; (2) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (3) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its principals and employees and through the Company’s reportable segments; (4) any losses or charges that NFP may take with respect to dispositions, restructures, the collectability of amounts owed to it, impairments or otherwise; (5) seasonality or an economic environment that results in fewer sales of financial products or services; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses and their managers and key producers, and the ability of the Company to retain its broker-dealers’ financial advisors and recruit new financial advisors; (7) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, due to requirements related to medical loss ratios stemming from the Patient Protection and Affordable Care Act or otherwise; (8) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, or the dilutive impact of capital raising efforts; (11) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (12) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of the adoption of the Patient Protection and Affordable Care Act and resulting changes in business practices, potential changes in estate tax laws, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (13) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (14) the effectiveness or financial impact of NFP’s incentive plans; (15) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (16) the loss of services of key members of senior management; (17) failure by the Company’s broker-dealers to comply with net capital requirements; (18) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; (19) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, including insurance carriers’ potential change in accounting for deferred acquisition costs, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (20) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (21) the occurrence of adverse economic conditions or an adverse legal or regulatory climate in New York, Florida or California; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 13, 2012.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: NFP

Contact:

Abbe F. Goldstein, CFA

SVP, Investor Relations & Corporate Communications

NFP

Investor Relations	Media Relations
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

512-697-6867

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited-in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$252,036	$251,531	$761,603	$724,230

Operating expenses:
Commissions and fees	76,169	80,297	237,292	236,283
Compensation expense - employees	72,667	66,601	216,716	197,119
Fees to principals	30,055	33,201	89,908	89,709
Non-compensation expense	40,715	39,252	120,162	114,832
Amortization of intangibles	8,480	8,348	24,969	24,207
Depreciation	2,973	3,126	9,232	9,240
Impairment of goodwill and intangible assets	18,407	2,466	31,194	3,386
(Gain) loss on sale of businesses, net	(439)	40	(4,837)	53
Change in estimated acquisition earn-out payables	1,085	53	7,988	53
Management contract buyout	—	—	7,537	—

Total operating expenses	250,112	233,384	740,161	674,882

Income from operations	1,924	18,147	21,442	49,348

Non-operating income and expenses
Interest income	617	700	1,886	2,600
Interest expense	(4,173)	(4,006)	(12,440)	(11,751)
Other, net	1,229	1,303	3,181	5,819

Non-operating income and expenses, net	(2,327)	(2,003)	(7,373)	(3,332)

(Loss) income before income taxes	(403)	16,144	14,069	46,016

Income tax (benefit) expense	(454)	6,823	3,534	20,329

Net income	$51	$9,321	$10,535	$25,687

Earnings per share:
Basic	$0.00	$0.22	$0.26	$0.59

Diluted	$0.00	$0.21	$0.25	$0.58

Weighted average shares outstanding:
Basic	40,043	42,480	40,348	43,384

Diluted	41,732	43,476	41,872	44,375

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP net income	$51	$9,321	$10,535	$25,687
Income tax (benefit) expense	(454)	6,823	3,534	20,329
Interest income	(617)	(700)	(1,886)	(2,600)
Interest expense	4,173	4,006	12,440	11,751
Other, net	(1,229)	(1,303)	(3,181)	(5,819)

Income from operations	$1,924	$18,147	$21,442	$49,348
Amortization of intangibles	8,480	8,348	24,969	24,207
Depreciation	2,973	3,126	9,232	9,240
Impairment of goodwill and intangible assets	18,407	2,466	31,194	3,386
(Gain) loss on sale of businesses, net	(439)	40	(4,837)	53
Change in estimated acquisition earn-out payables	1,085	53	7,988	53
Management contract buyout	—	—	7,537	—

Adjusted EBITDA (1)	$32,430	$32,180	$97,525	$86,287

RECONCILIATION OF NET INCOME TO CASH EARNINGS

(Unaudited-in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP net income	$51	$9,321	$10,535	$25,687
Amortization of intangibles	8,480	8,348	24,969	24,207
Depreciation	2,973	3,126	9,232	9,240
Impairment of goodwill and intangible assets	18,407	2,466	31,194	3,386
Tax benefit of impairment of goodwill and intangible assets	(5,296)	(975)	(10,155)	(1,339)
Non-cash interest, net of tax	755	664	2,196	1,932
Change in estimated acquisition earn-out payables, net of tax	708	32	4,944	32
Management contract buyout, net of tax	—	—	4,673	—

Cash earnings (2)	$26,078	$22,982	$77,588	$63,145

GAAP net income per share - diluted	$0.00	$0.21	$0.25	$0.58
Amortization of intangibles	0.20	0.19	0.60	0.54
Depreciation	0.07	0.07	0.22	0.21
Impairment of goodwill and intangible assets	0.44	0.06	0.74	0.08
Tax benefit of impairment of goodwill and intangible assets	(0.13)	(0.02)	(0.24)	(0.03)
Non-cash interest, net of tax	0.02	0.02	0.05	0.04
Change in estimated acquisition earn-out payables, net of tax	0.02	—	0.12	—
Management contract buyout, net of tax	—	—	0.11	—

Cash earnings per share - diluted (3)	$0.62	$0.53	$1.85	$1.42

(1)	Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense; interest income; interest expense; gain on early extinguishment of debt; other, net; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; the accelerated vesting of certain RSUs; any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts.

(2)	Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles; depreciation; the after-tax impact of the impairment of goodwill and intangible assets; the after-tax impact of non-cash interest; the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations; the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$115,138	$105,768	$339,805	$295,633

Operating expenses:
Commissions and fees	13,681	11,728	40,618	31,390
Compensation expense - employees	41,076	36,007	120,765	103,547
Fees to principals	16,601	19,276	48,797	51,136
Non-compensation expense	21,569	18,564	60,832	54,661
Amortization of intangibles	6,097	5,622	17,884	15,901
Depreciation	1,324	1,363	4,159	4,602
Impairment of goodwill and intangible assets	(1)	—	5,933	—
Loss (gain) on sale of businesses, net	—	—	46	(47)
Change in estimated acquisition earn-out payables	1,035	53	7,938	53
Management contract buyout	—	—	7,537	—

Total operating expenses	101,382	92,613	314,509	261,243

Income from operations	$13,756	$13,155	$25,296	$34,390

CORPORATE CLIENT GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Income from operations	$13,756	$13,155	$25,296	$34,390
Amortization of intangibles	6,097	5,622	17,884	15,901
Depreciation	1,324	1,363	4,159	4,602
Impairment of goodwill and intangible assets	(1)	—	5,933	—
Loss (gain) on sale of businesses, net	—	—	46	(47)
Change in estimated acquisition earn-out payables	1,035	53	7,938	53
Management contract buyout	—	—	7,537	—

Adjusted EBITDA	$22,211	$20,193	$68,793	$54,899

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$78,165	$84,781	$239,625	$244,437
Operating expenses:
Commissions and fees	15,912	18,523	49,873	52,801
Compensation expense - employees	27,240	26,634	83,311	81,737
Fees to principals	13,454	13,925	41,111	38,573
Non-compensation expense	14,117	16,446	45,239	48,477
Amortization of intangibles	2,167	2,726	6,869	8,306
Depreciation	988	927	3,007	3,209
Impairment of goodwill and intangible assets	18,408	2,466	25,261	3,386
(Gain) loss on sale of businesses, net	(439)	40	(4,883)	100

Total operating expenses	91,847	81,687	249,788	236,589

(Loss) income from operations	$(13,682)	$3,094	$(10,163)	$7,848

INDIVIDUAL CLIENT GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(Loss) income from operations	$(13,682)	$3,094	$(10,163)	$7,848
Amortization of intangibles	2,167	2,726	6,869	8,306
Depreciation	988	927	3,007	3,209
Impairment of goodwill and intangible assets	18,408	2,466	25,261	3,386
(Gain) loss on sale of businesses, net	(439)	40	(4,883)	100

Adjusted EBITDA	$7,442	$9,253	$20,091	$22,849

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Commissions and fees	$58,733	$60,982	$182,173	$184,160

Operating expenses:
Commissions and fees	46,576	50,046	146,801	152,092
Compensation expense - employees	4,351	3,960	12,640	11,835
Non-compensation expense	5,029	4,242	14,091	11,694
Amortization of intangibles	216	—	216	—
Depreciation	661	836	2,066	1,429
Change in estimated acquisition earn-out payables	50	—	50	—

Total operating expenses	56,883	59,084	175,864	177,050

Income from operations	$1,850	$1,898	$6,309	$7,110

ADVISOR SERVICES GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Income from operations	$1,850	$1,898	$6,309	$7,110
Amortization of intangibles	216	—	216	—
Depreciation	661	836	2,066	1,429
Change in estimated acquisition earn-out payables	50	—	50	—

Adjusted EBITDA	$2,777	$2,734	$8,641	$8,539

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited-in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$80,646	$135,239
Fiduciary funds - restricted related to premium trust accounts	75,762	75,503
Commissions, fees and premiums receivable, net	116,256	119,945
Due from principals and/or certain entities they own	9,380	4,308
Notes receivable, net	3,921	4,224
Deferred tax assets	10,209	10,209
Other current assets	39,193	18,706

Total current assets	335,367	368,134
Property and equipment, net	30,611	33,937
Deferred tax assets	4,055	5,023
Intangibles, net	310,708	320,066
Goodwill, net	138,043	102,039
Notes receivable, net	23,399	23,661
Other non-current assets	29,110	41,307

Total assets	$871,293	$894,167

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$85,280	$74,145
Current portion of long term debt	12,500	12,500
Income taxes payable	—	3,045
Due to principals and/or certain entities they own	21,632	37,886
Accounts payable	20,819	30,584
Accrued liabilities	65,583	70,855

Total current liabilities	205,814	229,015
Long term debt	99,375	93,750
Deferred tax liabilities	1,679	1,605
Convertible senior notes	95,428	91,887
Other non-current liabilities	70,523	71,960

Total liabilities	472,819	488,217

STOCKHOLDERS’ EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,704	4,665
Additional paid-in capital	905,178	905,774
Accumulated deficit	(383,028)	(391,202)
Treasury stock	(127,523)	(112,278)
Accumulated other comprehensive loss	(857)	(1,009)

Total stockholders’ equity	398,474	405,950

Total liabilities and stockholders’ equity	$871,293	$894,167

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flow from operating activities
Net income	$51	$9,321	$10,535	$25,687

Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	1,379	1,369	4,112	4,130
Impairment of goodwill and intangible assets	18,407	2,466	31,194	3,386
Amortization of intangibles	8,480	8,348	24,969	24,207
Depreciation	2,973	3,126	9,232	9,240
Accretion of senior convertible notes discount	1,217	1,099	3,541	3,197
(Gain) loss on sale of businesses, net	(439)	40	(4,837)	53
Change in estimated acquisition earn-out payables	1,085	53	7,988	53
Payments on acquisition earn-outs in excess of original estimated payables	(685)	—	(830)	—
Bad debt expense	961	1,871	1,198	2,349
Other, net	—	(574)	—	(1,515)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	14,417	(2,474)	34	7,687
Commissions, fees and premiums receivable, net	(5,666)	(576)	6,556	29,859
Due from principals and/or certain entities they own	161	(3,496)	(5,260)	(3,425)
Notes receivable, net - current	203	415	(20)	1,537
Other current assets	(7,097)	12,044	(20,499)	48
Notes receivable, net - non-current	(216)	1,013	999	1,916
Other non-current assets	541	3,008	618	2,830

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(5,264)	5,150	10,874	(3,753)
Income taxes payable	68	1,537	(3,010)	1,552
Due to principals and/or certain entities they own	5,706	7,346	(16,445)	(12,113)
Accounts payable	(2,956)	(3,047)	(12,253)	(18,152)
Accrued liabilities	1,164	(70)	(6,038)	200
Other non-current liabilities	(891)	(2,130)	(4,125)	797

Total adjustments	33,548	36,518	27,998	54,083

Net cash provided by operating activities	33,599	45,839	38,533	79,770

Cash flow from investing activities:
Proceeds from disposal of businesses	1,300	700	7,502	738
Purchases of property and equipment, net	(2,529)	(1,747)	(5,881)	(6,368)
Payments for acquired firms, net of cash	(25,173)	(44,473)	(62,022)	(48,535)
Payments for contingent consideration	(221)	(80)	(6,934)	(80)

Net cash used in investing activities	(26,623)	(45,600)	(67,335)	(54,245)

Cash flow from financing activities:
Payments on acquisition earn-outs	(8,709)	—	(8,798)	—
Borrowings on revolving credit facility	—	—	20,000	—
Payments on revolving credit facility	—	—	(5,000)	—
Repayment of long term debt	(3,125)	(3,125)	(9,375)	(9,375)
(Payments for) proceeds from stock-based awards, including tax benefit	(59)	87	(875)	2,603
Shares cancelled to pay withholding taxes	(143)	(63)	(3,793)	(3,021)
Repurchase of Common Stock	(3,858)	(19,760)	(17,903)	(28,563)
Dividends paid	—	(1)	—	(1)

Net cash used in financing activities	(15,894)	(22,862)	(25,744)	(38,357)

Effect of exchange rate changes on cash and cash equivalents	8	—	(47)	—
Net (decrease) increase in cash and cash equivalents	(8,910)	(22,623)	(54,593)	(12,832)
Cash and cash equivalents, beginning of the period	89,556	138,621	135,239	128,830

Cash and cash equivalents, end of the period	$80,646	$115,998	$80,646	$115,998

Supplemental disclosures of cash flow information
Cash paid for income taxes	$10,603	$4,462	$26,167	$15,812
Cash paid for interest	$1,619	$906	$6,637	$5,361